EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Contact:
Veronica Rosa
VP Corp. Comm. & Investor Relations
USA Technologies
484-359-2138
vrosa@usatech.com

USA Technologies Reports Results for the Fourth Quarter and Full Fiscal Year Ended June 30, 2012

Fiscal 2012 Recurring Revenues Up 42%
Fourth Quarter Connections to ePort Connect Service Up 129% (year over year)
69% Increase in New Customers for Fiscal Year

MALVERN, PA. – September 6, 2012 - USA Technologies, Inc. (NASDAQ: USAT), (“USAT”), a leader of wireless, cashless payment and M2M telemetry solutions for self-serve, small-ticket retail industries, today reported results for the fourth quarter and full fiscal year ended June 30, 2012.

Stephen P. Herbert, Chairman and CEO of USA Technologies, commented:  “Our Fiscal 2012 results reflect the commitment we made to shareholders in January of this year to sharply accelerate our path toward profitability.  With every new connection and customer win we are building a reliable stream of recurring revenues and strengthening our pipeline for future growth.  While approximately $3.2 million in expenses related to the proxy contest and CEO separation clearly impacted our results this fiscal year, they did not stop the fundamental progress we are making in growing revenues and expanding our footprint of connections and the value of those connections for our customers in the small ticket, unattended retail market.”

Fiscal 2012 highlights, compared to the prior year, included:

•	27% increase in total revenues to $29.0 million;

•	42% increase in license and transaction fee revenues (“recurring revenues”) to $23.4 million, representing 81% of total revenues for the 2012 year;

•
38% increase in connections to its ePort Connect® service, from 119,000 at the end of Fiscal 2011 to 164,000 as of June 30, 2012; as well as a 43% increase in the dollar value of transactions processed through its ePort Connect service during the fiscal year; and,

•	69% increase in new customers to USAT’s ePort Connect service during the year, for 3,300 customers as of June 30, 2012.

In addition, Fiscal 2012 net loss, which includes a charge of $2.2 million in selling, general and administrative expenses related to the proxy contest that took place in the fourth quarter ended June 30, 2012 and approximately $975,000 related to the CEO separation, narrowed to ($5.2) million, compared to ($6.5) million for Fiscal 2011.  On a non-GAAP basis, which excludes these items as well as warrant liability adjustments and the impairment charge for intangible assets in Fiscal 2011 in order to track the operational progress of the business, non-GAAP net loss narrowed to ($3.8) million compared to ($5.1) million for Fiscal 2011 (see Non-GAAP Reconciliation table).

After preferred dividends, net loss per common share was ($.18) for Fiscal 2012 compared to ($.26) for Fiscal 2011. On a non-GAAP basis, net loss per common share was ($.14) for Fiscal 2012 compared to ($.21) for Fiscal 2011.

Fourth Quarter Results

Revenues for the fourth quarter of Fiscal 2012 were $7.9 million, an increase of 15% from the same period a year ago.  Revenue growth was fueled by a 27% growth in license and transaction fees; this growth was slightly offset by a decline in equipment sales of approximately $340,000 due to reduced sales of EnergyMiser®-branded products in the quarter.

Growing ePort Connect Service Base Drives Recurring Revenues

Revenue from license and transaction fees, which is fueled primarily by monthly ePort Connect service fees, JumpStart fees and transaction processing fees, grew to $6.4 million, or by 27% in Fiscal 2012 fourth quarter from $5.0 million for the same quarter a year ago.  Highlights in this area for the fourth quarter of Fiscal 2012 included:

•	16,000 additional net connections to USAT’s ePort Connect service in the quarter—an increase of approximately 129% from the same period a year ago;

•	$47 million in small-ticket, credit/debit transactions dollars handled in the quarter, up 27% from the fourth quarter of the prior year;

•	Approximately 450 new ePort Connect customers in the quarter, the strongest quarter of new customer wins for all of Fiscal 2012.

In addition, gross margin on these recurring revenues, which represented 81% of total revenue for the quarter, crossed the 40% mark in the quarter—to 40.2%—from 33.5% from the fourth quarter of the prior year.

Strengthening Operational Performance

While operating expenses in the fourth quarter of Fiscal 2012 were negatively impacted by proxy-related costs, strong growth in revenues—particularly high-margin recurring revenues—continues to position USAT for sustainable profitability.  Net loss for the fourth quarter of Fiscal 2012, which includes $2.2 million of expenses related to the proxy contest, was ($2.8) million compared to ($1.9) million for the same period a year ago.  However, excluding these proxy expenses and adjustment for fair value of warrants, non-GAAP net loss narrowed to approximately ($0.4) million in the fourth quarter of Fiscal 2012.

Herbert continued:  “The steady growth in our integrated ePort Connect service platform and the investments we have been making to leverage that platform to offer new services, attract new customers and expand margins is working.  In addition, our success in these areas is translating to improvement in Adjusted EBITDA, a measure we have used to gauge the progress of our operational performance and liquidity.

“Last quarter, we crossed over into positive Adjusted EBITDA on revenues of $7.5 million.  For the fourth quarter, outside of the proxy contest charges taken in the quarter, this progress continued.  Adjusted EBITDA loss this quarter of ($1.4) million would have been $814,000 excluding the proxy costs, a marked improvement from $336,000 last quarter and ($366,000) for the fourth quarter of Fiscal 2011.  We believe this indicates that, outside of non-operational events like the recent proxy contest, the business is at scale and is beginning to generate cash that can be strategically deployed to win more business in what we view as a highly opportunistic market segment,” said Herbert.

Cash and cash equivalents as of June 30, 2012 stood at $6.4 million.  Net cash generated from operations in the fourth quarter of Fiscal 2012 was $2.9 million.  The most significant use of cash in the fourth quarter was for the JumpStart program, which is now reported on the Statement of Cash Flows under Investing Activities.

Outlook

“The USAT Board of Directors and management team remain committed to achieving non-GAAP net income (see Discussion of Non-GAAP Financial Measures) in the second quarter of Fiscal 2013,” commented Herbert.  “At the same time, our customer focus is as strong as ever.  We look forward to bringing new, innovative services to a broader reach of customers in Fiscal 2013, particularly as mobile technologies continue to drive consumer behavior in cashless payments.

“Our plans for Fiscal 2013 include a steadfast focus on optimizing the scalability and versatility of our ePort Connect service platform to expand our growth potential and generate cash.   In Fiscal 2013, we are targeting double-digit revenue growth and connection growth of over 30%, as we strive to grow our ePort Connect service base to 225,000 connections by the end of Fiscal 2013,”  concluded Herbert.

Webcast and Conference Call
USA Technologies will conduct a conference call and webcast at 10:00 a.m. Eastern Time on September 6, 2012.  USA Technologies invites all interested parties to listen to the live webcast of the conference call, accessible on the Investor Relations section of USA Technologies’ website.  The webcast will be archived on the website within two hours of the live call.  It will remain available for approximately 90 days.  Interested parties unable to access the webcast may also participate by calling (866) 393-1608 or, if an international caller, (224) 357-2194.  A replay of the call, available until midnight on September 8, 2012, can be accessed by calling (855) 859-2056; Conference ID# 18995690, (toll free).

Forward-looking Statements:

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: All statements other than statements of historical fact included in this release, including without limitation the financial position, achieving profitability, anticipated connections to our network, business strategy and the plans and objectives of the USAT’s management for future operations, are forward-looking statements.  When used in this release, words such as "anticipate", "believe", "estimate", "expect", "intend", and similar expressions, as they relate to USAT or its management, identify forward-looking statements. Such forward-looking statements are based on the beliefs of the USAT’s management, as well as assumptions made by and information currently available to USAT’s management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including but not limited to, the ability of USAT to generate sufficient sales to generate operating profits, or conduct operations at a profit; the ability of USAT to retain key customers from whom a significant portion of its revenues is derived; whether USAT’s customers continue to operate or commence operating ePorts shipped to such customers under the Jumpstart program or otherwise at levels currently anticipated by USAT; the ability of USAT to compete with its competitors to obtain market share; whether USAT’s customers continue to utilize the USAT’s transaction processing and related services, as our customer agreements are generally cancelable by the customer on thirty to sixty days’ notice; the ability of USAT to obtain widespread commercial acceptance of it products; the ability of USAT to raise funds in the future through the sales of securities in order to sustain its operations if an unexpected or unusual non-operational event would occur; whether our current one-year agreement with VISA relating to interchange rates that expires in October 2012 will be renewed; whether the actions of our former CEO which resulted in his separation from USAT or the Securities and Exchange Commission’s  investigation would have a material adverse effect on the future financial results or condition of USAT; and whether the USAT’s existing or anticipated customers purchase ePort devices in the future at levels currently anticipated by USAT.  Readers are cautioned not to place undue reliance on these forward-looking statements.  Any forward-looking statement made by us in this release speaks only as of the date of this release.  Unless required by law, USAT does not undertake to release publicly any revisions to these forward-looking statements to reflect future events or circumstances or to reflect the occurrence of unanticipated events.

USA Technologies, Inc.
Consolidated Statement of Operations

	Three months ended		Year ended
	June 30,		June 30,
	2012	2011	2012	2011
	(unaudited)	(unaudited)
Revenues:
License and transaction fees	$6,382,575	$5,028,820	$23,370,754	$16,442,485
Equipment sales	1,520,271	1,859,811	5,646,489	6,426,304
Total revenues	7,902,846	6,888,631	29,017,243	22,868,789

Cost of services	3,818,276	3,342,525	15,312,966	11,651,138
Cost of equipment	906,231	1,194,168	3,743,226	3,468,993
Gross profit	3,178,339	2,351,938	9,961,051	7,748,658

Operating expenses:
Selling, general and administrative	5,420,955	3,394,072	15,460,668	11,430,610
Depreciation and amortization	361,275	356,619	1,500,775	1,424,365
Impairment of intangible asset	-	581,900	-	581,900
Total operating expenses	5,782,230	4,332,591	16,961,443	13,436,875
Operating loss	(2,603,891)	(1,980,653)	(7,000,392)	(5,688,217)

Other income (expense):
Interest income	26,877	25,519	72,059	82,234
Interest expense	(13,237)	(3,529)	(83,993)	(35,953)
Change in fair value	(169,755)	35,609	1,813,687	(815,131)
Total other income (expense), net	(156,115)	57,599	1,801,753	(768,850)

Loss before provision for income taxes	(2,760,006)	(1,923,054)	(5,198,639)	(6,457,067)
Provision for income taxes	(12,599)	-	(12,599)	-

Net loss	(2,772,605)	(1,923,054)	(5,211,238)	(6,457,067)
Cumulative preferred dividends	-	-	(664,452)	(665,577)
Loss applicable to common shares	$(2,772,605)	$(1,923,054)	$(5,875,690)	$(7,122,644)
Loss per common share (basic and diluted)	$(0.09)	$(0.06)	$(0.18)	$(0.26)
Weighted average number of common shares outstanding (basic and diluted)	32,496,327	31,929,532	32,423,987	27,665,345

USA Technologies, Inc.
Consolidated Balance Sheets

	June 30,	June 30,
	2012	2011

Assets
Current assets:
Cash and cash equivalents	$6,426,645	$12,991,511
Accounts receivable, less allowance for uncollectible accounts of $25,000 and $113,000, respectively	2,441,941	1,634,719
Finance receivables	206,649	285,786
Inventory	2,511,748	2,670,332
Prepaid expenses and other current assets	555,823	846,033
Total current assets	12,142,806	18,428,381

Finance receivables, less current portion	$336,198	$195,601
Property and equipment, net	11,800,108	7,395,775
Intangibles, net	1,196,453	2,194,353
Goodwill	7,663,208	7,663,208
Other assets	80,884	126,687

Total assets	$33,219,657	$36,004,005

Liabilities and shareholders’ equity
Current liabilities:
Accounts payable	$6,136,443	$5,638,361
Accrued expenses	3,342,456	1,088,090
Current obligations under long-term debt	466,056	155,428
Total current liabilities	9,944,955	6,881,879

Long-term liabilities:
Long-term debt, less current portion	262,274	97,633
Accrued expenses, less current portion	426,241	166,709
Deferred tax liabilities	12,599	-
Warrant liabilities, non-current	918,566	2,732,253
Total long-term liabilities	1,619,680	2,996,595

Total liabilities	11,564,635	9,878,474

Commitments and contingencies

Shareholders’ equity:
Preferred stock, no par value:
Authorized shares- 1,800,000 Series A convertible preferred- Authorized shares- 900,000 Issued and outstanding shares- 442,968 (liquidation preference of $15,361,552 and $14,697,100, respectively)	3,138,056	3,138,056
Common stock, no par value: Authorized shares- 640,000,000 Issued and outstanding shares- 32,510,069 and 32,281,140, respectively	220,513,327	219,772,598
Accumulated deficit	(201,996,361)	(196,785,123)

Total shareholders’ equity	21,655,022	26,125,531

Total liabilities and shareholders’ equity	$33,219,657	$36,004,005

USA Technologies, Inc.
Consolidated Statements of Cash Flows

	Three months ended		Year ended
	June 30,		June 30,
	2012	2011	2012	2011
OPERATING ACTIVITIES:	(unaudited)	(unaudited)
Net loss	$(2,772,605)	$(1,923,054)	$(5,211,238)	$(6,457,067)
Adjustments to reconcile net loss to net cash used in operating activities:
Charges incurred in connection with the vesting and issuance of common stock for employee and director compensation	271,303	293,381	782,100	302,471
Charges incurred in connection with the Long-term Equity Incentive Plan	-	-	-	54,395
Charges incurred (reduced) for change in fair value of warrants	169,755	(35,609)	(1,813,687)	815,131
Loss on disposal of property and equipment	132,509	106,448	134,350	116,828
Depreciation	695,609	480,703	2,443,054	1,553,978
Amortization	222,100	258,600	997,900	1,034,400
Impairment of intangible asset	-	581,900	-	581,900
Bad debt expense (recovery)	(2,914)	89,473	(48,270)	92,025
Provision for deferred tax liability	12,599	-	12,599	-
Changes in operating assets and liabilities:
Accounts receivable	(307,182)	(134,649)	(758,952)	321,677
Finance receivables	16,755	(67,866)	(61,460)	100,406
Inventory	721,572	(1,076,011)	158,584	(36,361)
Prepaid expenses and other assets	722,159	(240,852)	431,276	115,756
Accounts payable	1,528,861	617,769	498,082	1,067,631
Accrued expenses	1,459,430	(10,403)	2,513,898	(571,397)

Net cash provided by (used in) operating activities	2,869,951	(1,060,170)	78,236	(908,227)

INVESTING ACTIVITIES:
Purchase of property and equipment	(74,041)	(50,579)	(478,144)	(291,390)
Purchase of property for rental program, net	(2,472,158)	(483,425)	(5,754,670)	(4,263,302)

Net cash used in investing activities	(2,546,199)	(534,004)	(6,232,814)	(4,554,692)

FINANCING ACTIVITIES:
Net proceeds from the issuance (payments for retirement) of common stock	$(39,340)	$1,371,921	$(41,371)	$11,287,511

Repayment of long-term debt	(51,802)	(78,113)	(368,917)	(437,405)

Net cash provided by (used in) financing activities	(91,142)	1,293,808	(410,288)	10,850,106

Net increase (decrease) in cash and cash equivalents	232,610	(300,366)	(6,564,866)	5,387,187
Cash and cash equivalents at beginning of period	6,194,035	13,291,877	12,991,511	7,604,324
Cash and cash equivalents at end of period	$6,426,645	$12,991,511	$6,426,645	$12,991,511
Supplemental disclosures of cash flow information:
Cash paid for interest	$10,472	$5,821	$38,891	$37,962
Equipment and software acquired under capital lease	$-	$-	$495,955	$-
Equipment and software financed with long-term debt	$212,097	$-	$252,968	$-
Conversion of convertible preferred stock to common stock	$-	$-	$-	$(10,620)
Conversion of cumulative preferred dividends to common stock	$-	$-	$-	$(33,000)
Prepaid insurance financed with long-term debt	$-	$-	$95,263	$94,311
Disposal of property and equipment	$597,455	$142,871	$652,093	$283,802
Fair value of warrants at issuance	$-	$-	$-	$1,917,122

USA Technologies, Inc.
Non-GAAP Schedules

Discussion of Non-GAAP Financial Measures

This press release includes the following measures defined as non-GAAP financial measures by the Securities and Exchange Commission: adjusted EBITDA, non-GAAP net income (loss) and non-GAAP net loss per common share. The presentation of these additional financial measures are not intended to be considered in isolation from, or superior to, or as a substitute for the financial measures prepared and presented in accordance with GAAP (Generally Accepted Accounting Principles), including the net income or net loss of USAT or net cash used in operating activities. Management recognizes that non-GAAP financial measures have limitations in that they do not reflect all of the items associated with USAT’s net income or net loss as determined in accordance with GAAP.  These non-GAAP financial measures are not required by or defined under GAAP and may be materially different from the non-GAAP financial measures used by other companies. USAT has provided reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures.

As used herein, non-GAAP net income (loss) represents GAAP net income (loss) excluding costs relating to the proxy contest, the costs associated with the separation of the former CEO, any adjustment for fair value of warrant liabilities, and any charges for impairment of intangible assets. For the quarter ending December 31, 2012, the expectation for non-GAAP net income also assumes that (1) USAT renews its existing agreement with Visa expiring in October 2012 or (2) regulated debit interchange rates promulgated by Visa and MasterCard return to rates that existed prior to the Durbin Amendment or (3) in the event 1 or 2 do not occur, USAT is successful in implementing its Two-Tier Pricing Program with customers so any increased interchange rates can be passed through by them to end users.

As used herein, non-GAAP net loss per common share is calculated by dividing non-GAAP net loss applicable to common shares by the number of weighted average shares outstanding (basic and diluted).

Management believes that non-GAAP net income (loss) and non-GAAP net loss per common share are important measures of USAT’s business. Management uses the aforementioned non-GAAP measures to monitor and evaluate ongoing operating results and trends and to gain an understanding of our comparative operating performance. We believe that these non-GAAP financial measures serve as useful metrics for our management and investors because they enable a better understanding of the long-term performance of our core business and facilitate comparisons of our operating results over multiple periods, and when taken together with the corresponding GAAP financial measures and our reconciliations, enhance investors’ overall understanding of our current and future financial performance.

As used herein, Adjusted EBITDA represents net income (loss) before interest income, interest expense, income taxes, depreciation, amortization, and change in fair value of warrant liabilities and stock-based compensation expense and impairment expense on intangible assets. We have excluded the non-operating item, change in fair value of warrant liabilities, because it represents a non-cash charge that is not related to USAT’s operations.  We have excluded the non-cash expenses, stock-based compensation and impairment expense, as they do not reflect the cash-based operations of USAT.  Adjusted EBITDA is presented because we believe it is useful to investors as a measure of comparative operating performance and liquidity, and because it is less susceptible to variances in actual performance resulting from depreciation and amortization and non-cash charges for changes in fair value of warrant liabilities and stock-based compensation expense.

Reconciliation of Net Loss to Non-GAAP Net Loss and Loss Per Common Share to Non-GAAP Loss Per Common Share

	Unaudited
	Fiscal Year Ended		Three Months Ended
	6/30/2012	6/30/2011	6/30/2012	6/30/2011
Net loss	$(5,211,238)	$(6,457,067)	$(2,772,605)	$(1,923,054)
Non-GAAP adjustments:
Operating expenses
Selling, general and administrative
Proxy related costs	2,229,000	-	2,229,000
CEO separation	975,000	-
Impairment of intangible asset	-	581,900		581,900
Fair value of warrant adjustment	(1,813,687)	815,131	169,755	(35,609)
Non-GAAP net loss	$(3,820,925)	$(5,060,036)	$(373,850)	$(1,376,763)

Net loss	$(5,211,238)	$(6,457,067)	$(2,772,605)	$(1,923,054)
Non-GAAP net loss	$(3,820,925)	$(5,060,036)	$(373,850)	$(1,376,763)

Cumulative preferred dividends	(664,452)	(665,577)	-	-
Loss applicable to common shares	$(5,875,690)	$(7,122,644)	$(2,772,605)	$(1,923,054)
Non-GAAP loss applicable to common shares	$(4,485,377)	$(5,725,613)	$(373,850)	$(1,376,763)

Weighted average number of common shares outstanding (basic and diluted)	32,423,987	27,665,345	32,496,327	31,929,532
Loss per common share	$(0.18)	$(0.26)	$(0.09)	$(0.06)
Non-GAAP loss per common share	$(0.14)	$(0.21)	$(0.01)	$(0.04)

Reconciliation of GAAP Net Earnings to Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (Adjusted EBITDA)

	Unaudited
	Three months ended
	6/30/2012	3/31/2012	6/30/2011
Net loss	$(2,772,605)	$(538,618)	$(1,923,054)
Less interest income	(26,877)	(14,029)	(25,519)
Plus interest expenses	13,237	10,520	3,529
Plus income tax expense	12,599	-	-
Plus depreciation expense	695,609	631,330	480,703
Plus amortization expense	222,100	258,600	258,600
Less change in fair value of warrant liabilities	169,755	(95,074)	(35,609)
Plus stock-based compensation	271,303	83,300	293,381
Plus intangible asset impairment	-	-	581,900
Adjusted EBITDA	$(1,414,879)	$336,029	$(366,069)

xxx